Morgan Stanley Prime Income Trust
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The proposals failed to obtain the necessary
quorum in order to hold the meeting, and, therefore, the
meeting was adjourned until August 23, 2006. The meeting was held on August 23, 2006 and the voting results with respect
to these proposals were as follows:

(1) Election of Trustees:

                                      For    Withhol  Absta    BNV*
                                                d       in
Frank L. Bowman.................    61,457,0  2,276,6      0       0
                                          82       95
Kathleen A.                         61,465,7  2,268,0      0       0
Dennis.................                   34       43
James F. Higgins..................  61,466,2  2,267,5      0       0
                                          77       00
Joseph J.                           61,489,8  2,243,9      0       0
Kearns.....................               00       77
Michael F. Klein..................  61,430,5  2,303,1      0       0
                                          95       82
W. Allen Reed...................    61,400,1  2,333,5      0       0
                                          93       84
Fergus Reid....................     61,401,9  2,331,8      0       0
                                          41       36

(2) Amend the Fund's fundamental policy regarding the Fund's use of financial leverage:

                                  For     Against  Abstain    BNV*
To amend the Fund's fundamental 51,917,4  3,130,4  2,991,6   5,694,2
policy regarding the use of           44       34       13        86
financial
leverage...................

(3) Approve a new fundamental policy to allow the Fund to
offer to repurchase its shares    on a monthly basis:

                                  For     Against  Abstain    BNV*
Approve a new fundamental       53,410,4  1,936,8  2,692,2   5,694,2
policy to allow the Fund to           59       15       18        86
offer to repurchase its shares
on a monthly basis ...........

 (4) Elimination of certain fundamental investment
restrictions:

                                        For    Agains Abstai   BNV*
                                                 t      n
Elimination of the fundamental        50,965,  3,624, 3,449,  5,694,
policy restricting the fund's             256     600    635     286
ability to pledge
assets.................
Elimination of the fundamental        50,086,  4,659, 3,293,  5,694,
policy restricting purchases of           203     364    924     286
securities on
margin...................
Elimination of the fundamental        50,985,  3,842, 3,211,  5,694,
policy prohibiting investments in         055     521    915     286
oil, gas, and other types of
minerals or mineral leases....
Elimination of the fundamental        52,030,  3,090, 2,918,  5,694,
policy prohibiting or restricting         692     582    217     286
the purchase of securities of
issuers in which Directors or
Officers have an
interest.................
Elimination of the fundamental        52,202,  2,889, 2,947,  5,694,
policy prohibiting investments for        177     636    678     286
purposes of exercising
control...............
Elimination of the fundamental        51,275,  3,577, 3,186,  5,694,
policy prohibiting the purchase of        725     201    565     286
common stocks...................

(5) Modify certain fundamental investment restrictions for:

                                  For     Against  Abstain    BNV*
Modify fundamental policy       51,256,0  3,319,9  3,463,4   5,694,2
regarding loans........               95       35       61        86
Modify fundamental policy       51,037,3  3,900,5  3,101,6   5,694,2
regarding investment in               20       69       02        86
commodities, commodity
contracts and futures
contracts......................
...
Modify fundamental policy       51,925,9  2,762,4  3,351,0   5,694,2
regarding issuance of senior          86       39       66        86
securities.....................
...

(6) Reclassify certain fundamental policies as non-
fundamental policies:

                                  For     Against  Abstain    BNV*
Reclassification as non-        50,639,3  3,781,5  3,618,5   5,694,2
fundamental the fundamental           80       94       17        86
policy regarding the short sale
of securities..........
Reclassification as non-        51,663,9  3,191,5  3,183,9   5,694,2
fundamental the fundamental           76       70       45        86
policy prohibiting investments
in other investment
companies....
Reclassification as non-        50,436,1  3,990,4  3,612,8   5,694,2
fundamental the fundamental           38       57       96        86
policy on the purchase or sale
of puts, calls, and
combinations thereof..

* Broker "non-votes are shares held in street name for which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.